Jabil Posts First Quarter Results

St. Petersburg, FL – December 15, 2016. Today Jabil Circuit, Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its first quarter of fiscal year 2017, including first quarter net revenue of $5.1 billion.

For the first quarter of fiscal year 2017, U.S. GAAP (as defined below) operating income was $165.6 million and U.S. GAAP net diluted earnings per share was $0.47. Core operating income ((Non-U.S. GAAP) as defined below) was $209.5 million and core diluted earnings per share ((Non-U.S. GAAP) as defined below) was $0.69.

“I’m really pleased with our strong first quarter results,” said CEO Mark Mondello. “In particular, we saw strength in our healthcare, packaging and consumer lifestyles businesses within our DMS segment, combined with yet another solid quarter of execution from our EMS segment, allowing us to deliver excellent results,” he added.

Fiscal Year 2017 Second Quarter Guidance:

• Net revenue	$4.2 billion to $4.5 billion
• U.S. GAAP operating income	$39 million to $101 million
• U.S. GAAP net diluted (loss) earnings per share	$(0.18) to $0.18 per diluted share
• Core operating income (Non-U.S. GAAP)	$125 million to $165 million
• Core diluted earnings per share (Non-U.S. GAAP)	$0.35 to $0.57 per diluted share
• Diversified Manufacturing Services	Decrease revenue 2 percent year-on-year
• Electronics Manufacturing Services	Consistent revenue year-on-year
• Total company	Decrease revenue 1 percent year-on-year

“Looking ahead, we’ll remain focused on our multi-year financial objectives and longer-term enterprise goals, while following through on our commitment to return capital to shareholders, as previously communicated under our two-year capital allocation framework,” added Mondello.

(U.S. GAAP net diluted earnings per share for the second quarter of fiscal year 2017 are currently estimated to include $0.05 per share for amortization of intangibles, $0.08 per share for stock-based compensation expense and related charges and $0.26 to $0.40 per share for restructuring and related charges.)

(Definitions used: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its quarterly core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average of its net invested capital base. Jabil calculates its annual core return on invested capital by taking its after-tax core operating income for its most recently ended fiscal year and dividing that by a two year average of its net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

FORWARD LOOKING STATEMENTS: This news release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2017; and our positioning for future financial performance in our second quarter of fiscal year 2017 (including, net revenue, segment net revenue, U.S. GAAP operating income, U.S. GAAP net diluted earnings per share, core operating income, and core diluted earnings per share results and the components thereof, in each case for our second quarter of fiscal year 2017); and statements that relate the Company’s capital allocation framework, including our share repurchase program thereunder, the amount of shares to be repurchased and the timing of such repurchase). The statements in this presentation are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our first quarter of fiscal year 2017 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; and our dependence on a limited number of large customers. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, subsequent Reports on Form 8-K and our other securities filings. We assume no obligation to update these forward-looking statements.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with U.S. GAAP. In addition to the U.S. GAAP financial measures, Jabil provides supplemental, non-U.S. GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-U.S. GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable U.S. GAAP measures. The non-U.S. GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a 0% tax rate is applied.

Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, return on invested capital, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-U.S. GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss its first quarter results and fiscal 2017 outlook today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available December 15, 2016 at approximately 7:30 p.m. ET through midnight on December 22, 2016. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 18064883. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil (NYSE: JBL) is a product solutions company providing comprehensive electronics design, production and product management services. Offering complete product supply chain management from facilities in 28 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Further information is available on Jabil’s website: jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 30,
	2016	August 31,
	(Unaudited)	2016
ASSETS
Current assets:
Cash and cash equivalents	$747,415	$912,059
Accounts receivable, net	1,519,651	1,359,610
Inventories	2,506,199	2,456,612
Prepaid expenses and other current assets	1,310,151	1,120,100

Total current assets	6,083,416	5,848,381
Property, plant and equipment, net	3,279,844	3,331,879
Goodwill and intangible assets, net	878,203	891,727
Deferred income taxes	165,102	148,859
Other assets	137,281	101,831

Total assets	$10,543,846	$10,322,677

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$43,198	$45,810
Accounts payable	3,867,345	3,593,195
Accrued expenses	1,946,554	1,929,051

Total current liabilities	5,857,097	5,568,056
Notes payable, long-term debt and capital lease obligations, less current installments	2,067,712	2,074,012
Other liabilities	85,054	78,018
Income tax liabilities	89,174	90,804
Deferred income taxes	52,847	54,290

Total liabilities	8,151,884	7,865,180

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	252	250
Additional paid-in capital	2,034,232	2,034,525
Retained earnings	1,733,208	1,660,820
Accumulated other comprehensive loss	(52,915)	(39,877)
Treasury stock, at cost	(1,340,832)	(1,217,547)

Total Jabil Circuit, Inc. stockholders’ equity	2,373,945	2,438,171
Noncontrolling interests	18,017	19,326

Total equity	2,391,962	2,457,497

Total liabilities and equity	$10,543,846	$10,322,677

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2016	2015
Net revenue	$5,104,898	$5,207,977
Cost of revenue	4,673,392	4,724,442

Gross profit	431,506	483,535
Operating expenses:
Selling, general and administrative	214,052	251,547
Research and development	7,623	8,292
Amortization of intangibles	8,322	7,840
Restructuring and related charges	35,902	1,353

Operating income	165,607	214,503
Interest and other, net	35,069	32,736

Income before income tax	130,538	181,767
Income tax expense	43,837	49,852

Net income	86,701	131,915
Net (loss) income attributable to noncontrolling interests, net of tax	(1,326)	30

Net income attributable to Jabil Circuit, Inc.	$88,027	$131,885

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.48	$0.69

Diluted	$0.47	$0.68

Weighted average shares outstanding:
Basic	185,292	190,355

Diluted	187,856	193,243

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2016	2015
Cash flows from operating activities:
Net income	$86,701	$131,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	188,901	161,363
Restructuring and related charges	12,640	—
Recognition of stock-based compensation expense and related charges	(291)	24,792
Deferred income taxes	(16,495)	(13,533)
Other, net	4,421	4,307
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(170,932)	(205,916)
Inventories	(32,520)	11,719
Prepaid expenses and other current assets	(218,379)	(84,182)
Other assets	(34,987)	2,434
Accounts payable, accrued expenses and other liabilities	332,881	112,592

Net cash provided by operating activities	151,940	145,491

Cash flows from investing activities:
Acquisition of property, plant and equipment	(163,866)	(252,098)
Proceeds from sale of property, plant and equipment	1,472	3,027
Cash paid for business and intangible asset acquisitions, net of cash	—	(67,311)
Issuance of notes receivable	—	(27,500)
Other, net	(2,033)	(250)

Net cash used in investing activities	(164,427)	(344,132)

Cash flows from financing activities:
Borrowings under debt agreements	1,676,000	1,975,231
Payments toward debt agreements	(1,685,151)	(1,478,213)
Payments to acquire treasury stock	(114,165)	(54,567)
Dividends paid to stockholders	(16,059)	(16,541)
Treasury stock minimum tax withholding related to vesting of restricted stock	(9,119)	(10,282)
Other, net	—	(1,500)

Net cash (used in) provided by financing activities	(148,494)	414,128

Effect of exchange rate changes on cash and cash equivalents	(3,663)	894

Net (decrease) increase in cash and cash equivalents	(164,644)	216,381
Cash and cash equivalents at beginning of period	912,059	913,963

Cash and cash equivalents at end of period	$747,415	$1,130,344

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2016	2015
Operating income (U.S. GAAP)	$165,607	$214,503
Amortization of intangibles	8,322	7,840
Stock-based compensation expense and related charges	(291)	24,792
Restructuring and related charges	35,902	1,353

Core operating income (Non-U.S. GAAP)	$209,540	$248,488

Net income attributable to Jabil Circuit, Inc. (U.S. GAAP)	$88,027	$131,885
Amortization of intangibles	8,322	7,840
Stock-based compensation expense and related charges	(291)	24,792
Restructuring and related charges	35,902	1,353
Adjustments for taxes	(2,325)	(987)

Core earnings (Non-U.S. GAAP)	$129,635	$164,883

Net earnings per share (U.S. GAAP):
Basic	$0.48	$0.69

Diluted	$0.47	$0.68

Core earnings per share (Non-U.S. GAAP):
Basic	$0.70	$0.87

Diluted	$0.69	$0.85

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-U.S. GAAP):
Basic	185,292	190,355

Diluted	187,856	193,243

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by the average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by the “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended
	November 30,	November 30,
	2016	2015
Numerator:
Operating income (U.S. GAAP)	$165,607	$214,503
Tax effect(1)	(44,584)	(49,770)

After-tax operating income	121,023	164,733
	x4	x4

Annualized after-tax operating income	$484,092	$658,932

Core operating income (Non-U.S. GAAP)	$209,540	$248,488
Tax effect(2)	(46,751)	(50,770)

After-tax core operating income	162,789	197,718
	x4	x4

Annualized after-tax core operating income	$651,156	$790,872

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity(3)	$2,406,058	$2,348,730
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	2,070,862	1,582,503
Average current installments of notes payable, long-term debt and capital lease obligations(3)	44,504	336,072
Average cash and cash equivalents(3)	(829,737)	(1,022,153)

Net invested capital asset base	$3,691,687	$3,245,152

Return on Invested Capital (U.S. GAAP)	13.1%	20.3%
Adjustments noted above	4.5%	4.1%
Core Return on Invested Capital (Non-U.S. GAAP)	17.6%	24.4%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.